Exhibit 3.3

INDUSTRIAL PROPERTY TRUST INC.

ARTICLES SUPPLEMENTARY

Industrial Property Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 6.2.2 of Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, reclassified 500,000,000 authorized but unissued Class A Common Shares, $0.01 par value per share, of the Corporation (the “Class A Common Shares”) and 500,000,000 authorized but unissued Class T Common Shares, $0.01 par value per share, of the Corporation (the “Class T Common Shares”) as shares of common stock, $0.01 par value per share, of the Corporation (the “Common Shares”).

SECOND: A description of the Common Shares is contained in Section 6.2 of Article VI of the Charter.

THIRD: The Class A Common Shares and Class T Common Shares have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 8th day of August 2013.

ATTEST:		INDUSTRIAL PROPERTY TRUST INC.

By:	/s/ Sarah Wadsworth	By:	/s/ Thomas G. McGonagle	(SEAL)
	Name: Sarah Wadsworth		Name: Thomas G. McGonagle
	Title: Assistant Secretary		Title: Chief Financial Officer and Treasurer